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                        [HAUSSER+TAYLOR LLP LETTERHEAD]

                                 March 21, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We were previously principal accountants for Pinnacle Data Systems, Inc. ("Pinnacle") and on February 5, 2002, we reported on the financial statements of Pinnacle as of and for the two years ended December 31, 2002. On March 20, 2002, we were dismissed as principal accountants of Pinnacle. We have read Pinnacle's statements under item 4 of its form 8-K for March 20, 2002, and we agree with such statements.

                                        Yours truly,

                                        /s/ HAUSSER+TAYLOR LLP

                                        HAUSSER+TAYLOR LLP

Columbus, Ohio
March 20, 2002